EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Community Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carried Forward Form Type	Carried Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share of Community Health Systems, Inc.(1)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(3)	(3)

	Equity	Depositary Shares of Community Health Systems, Inc.(1)(4)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(3)	(3)

	Equity	Common Stock, par value $0.01 per share of Community Health Systems, Inc.(1)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(3)	(3)

	Other(5)	Securities Warrants of Community Health Systems, Inc.(1)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(2)	We will determine these amounts from time to time in connection with issuances of securities registered under this registration statement.
(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”

(4)

Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)	Representing rights or obligations to purchase Preferred Stock, Common Stock or other securities, property or assets.